[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.15

AMENDMENT NO. 1 TO THE COLLABORATION AGREEMENT BETWEEN

Laboratory Corporation of America Holdings

and

Ariosa Diagnostics, Inc.

THIS AMENDMENT (“Amendment”) is effective as of March 1, 2014 (the “First Amendment Effective Date”) by and between Laboratory Corporation of America Holdings, a Delaware corporation (“LabCorp”) and ARIOSA Diagnostics, Inc., a Delaware corporation (“ARIOSA”) (hereinafter, each of LabCorp and ARIOSA a “Party” and, collectively, the “Parties”).

WHEREAS, the parties hereto have entered into the Collaboration Agreement effective May 1, 2012 (“Agreement”); and

WHEREAS, ARIOSA is interested in converting the Agreement to a non-exclusive arrangement; and

WHEREAS, LabCorp is willing to convert the Agreement to a non-exclusive arrangement under the terms of this Amendment; and

WHEREAS, except as modified herein to convert the Agreement to a non-exclusive arrangement, the remainder of the Agreement remains in full force and effect;

NOW, THEREFORE, in consideration of the mutual agreements provided below, the Parties agree to amend the Agreement as follows:

1.	All capitalized terms not otherwise defined in this Amendment have the same meaning as in the Agreement.

2.	The Exclusive Period (as defined in the Agreement) is hereby terminated and converted to the Non-Exclusive Period (as defined in the Agreement), effective as of the First Amendment Effective Date.

3.	Section 6.2(d) is hereby deleted in its entirety and replaced with the following:

(d)	{Intentionally omitted.}

4.	Section 6.2(e) is hereby deleted in its entirety and replaced with the following:

(e)	{Intentionally omitted.}

5.	The first sentence of Section 7.1(a) is hereby deleted and replaced with the following:

The standard list price which will be published in the U.S. for the Harmony Test (the “List Price”) initially shall be [*], except that [*].

6.	Section 7.1(b)(ii) is hereby deleted in its entirety and replaced with the following:

(ii) Notwithstanding Section 7.1(b)(i) above, after the First Amendment Effective Date, the ARIOSA Subcontract Fee shall be (a) [*], and (b) [*]. For purposes of clarification, [*].

7.	Exhibit 7.1(b)(ii) is hereby deleted in its entirety.

8.	In Section 7.1(b)(v), the first sentence shall be deleted in its entirety and replaced with the following:

Upon reasonable written notice and during normal business hours, ARIOSA shall have the right to inspect LabCorp’s books and records (and those of any LabCorp Affiliates exercising rights under this Agreement) [*] for the purpose of verifying that LabCorp’s compliance with the obligations of this Section 7, including without limitation, its calculation of the Average Reimbursement Rate prior to the First Amendment Effective Date.

9.	Section 7.1(c) is hereby deleted in its entirety and replaced with the following:

The fees payable by LabCorp for Harmony Tests sold in Canada shall be [*]. (For purposes of clarification, [*].) The Collaboration Committee will determine fees payable by LabCorp for Harmony Tests sold in areas outside of the Territory in which samples may be collected in accordance with Section 2.2.

10.	In Subsection (a) of the first sentence of Section 8.3 (relating to the Non-Solicitation Period), shall be deleted in its entirety and replaced with the following:

(a) during the Exclusive Period and for [*] (the “Non-Solicitation Period”), solicit or provide any Competing Test to any customers of LabCorp within the Territory [*] (“Restricted Customers”);

11.	The following sentence in Section 8.3 is hereby deleted in its entirety:

The restriction set forth in subclause (a) of the first sentence of this Section 8.3, and the Non-Solicitation Period, shall terminate upon written notice from ARIOSA to LabCorp in the event that LabCorp [*] markets or promotes (on its own or with or through any Affiliate or by engaging any Third Party) any test within the Field within the Territory, other than the Harmony Test; provided, however, LabCorp may [*] (v) perform and sell any test requested directly by a customer on the customer’s own initiative, (w) continue to market, sell and perform any test that LabCorp is offering as of the Effective Date, (x) market, sell and perform any test that provides only additional or different clinical information or utility, (y) sell, perform and list on its test menu [*] any test [*] or product [*] purchased or acquired from a Third Party, and (z) [*] market, promote, perform and sell another test in the Field within the Territory during any Test Stoppage, and such activities will not cause automatic termination of the restriction set forth in subclause (a) of the preceding sentence.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

and replaced with the following sentences:

The restriction set forth in subclause (a) of the first sentence of this Section 8.3, and the Non-Solicitation Period, shall terminate upon written notice from ARIOSA to LabCorp in the event that LabCorp [*] markets or promotes [*] (on its own or with or through any Affiliate or by engaging any Third Party) any test within the Field within the Territory, other than the Harmony Test; provided, however, LabCorp may [*] (v) perform and sell any test requested directly by a customer on the customer’s own initiative, (w) continue to market, sell and perform any test that LabCorp is offering as of the Effective Date, (x) market, sell and perform any test that provides only additional or different clinical information or utility, (y) sell, perform and list on its test menu [*] any test [*] or product [*] purchased or acquired from a Third Party, and (z) [*] market, promote, perform and sell another test in the Field within the Territory during any Test Stoppage, and such activities will not cause automatic termination of the restriction set forth in subclause (a) of the preceding sentence of this Section 8.3. If ARIOSA is not permitted to provide the Harmony Test within a region of the Territory but is not precluded from providing the Harmony Test in the entire Territory, then it will not be considered a Test Stoppage for purposes of this Agreement [*].

11.	The terms of this Amendment will become effective on the First Amendment Effective Date and are irrevocable by either party following execution of this Amendment (without the written agreement of the other party).

All other terms and conditions of the Agreement remain in full force and effect.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the Parties have executed this Amendment on the date indicated below, to be effective as of the First Amendment Effective Date.

LABORATORY CORPORATION OF AMERICA HOLDINGS

By:	/s/ Marianne Levandoski

Name:	Marianne Levandoski

Title:	VP

Date:	1-17-2014

ARIOSA DIAGNOSTICS, INC.

By:	/s/ Ken Song

Name:	Ken Song

Title:	CEO

Date:	January 17, 2014

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.